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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders
Research Medical, Inc.

We consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Baxter International Inc. of our report dated August 7, 1996, with respect to the consolidated balance sheets of Research Medical, Inc. and subsidiaries as of June 30, 1996 and 1995 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended June 30, 1996, included in Research Medical, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1996, and to the reference to our firm under the caption "Experts" in such Proxy Statement/Prospectus.

                                          /s/ KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP

Salt Lake City, Utah

January 27, 1997